EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name: Nippon Telegraph and Telephone Corporation
Address: 3-1, Otemachi 2-chome, Chiyoda-ku, Tokyo 100-8116, Japan

Name: NTT Data International L.L.C.
Address: 45 West 36th Street, 7th Floor, New York, NY 10018

Name: Mobius Subsidiary Corporation
Address: c/o Sills Cummis & Gross P.C., One Riverfront Plaza, Newark, NJ 07102